Exhibit 4.3

                      CONSENT TO ACTION TAKEN IN LIEU OF A
                  SPECIAL MEETING OF THE BOARD OF DIRECTORS OF
                        APPLIED CELLULAR TECHNOLOGY, INC.

     The undersigned, constituting all of the directors of Applied Cellular Technology, Inc., a Missouri corporation (the "Corporation"), do hereby waive notice and call by a majority of the directors of the Corporation for a special meeting of the directors and do hereby consent to the adoption of the following resolutions, when they shall have signed this Consent, or identical counterparts hereof, which resolutions shall be deemed to be adopted as of the date hereof to the same extent and to have the same force and effect as if such resolutions were adopted by a unanimous vote of the directors at a duly convened meeting held for such purpose, all in accordance with Section 351.340.2 of the General Business Corporations Law of the State of Missouri:

     WHEREAS, it is proposed that a newly-formed subsidiary of the Corporation acquire Ground Effects Ltd. (the "Acquisition"), a corporation organized under the laws of Ontario, Canada ("Ground Effects"), pursuant to the terms of a certain Reorganization Agreement to be entered into among the Corporation, ACT-GFX Canada, Inc., an Ontario corporation and the newly-formed subsidiary of the Corporation ("ACT Sub"), Drummer Enterprises Ltd., an Ontario corporation ("Drummer"), Morstar Holdings Ltd., a Manitoba corporation ("Morstar"), Scozul Enterprises Ltd., an Ontario corporation (`Scozul"), James D. Scott, an individual ("Scott"), and Ground Effects (the "Reorganization Agreement"); and

     WHEREAS, under the terms of the Reorganization Agreement, the Corporation shall cause the formation of ACT Sub and authorize ACT Sub to issue an unlimited number of common shares, an unlimited number of Class A Exchangeable Shares and an unlimited number of Class B Exchangeable Shares with certain rights, privileges, restrictions and conditions as set forth in the ACT Sub Share Provisions (the "Share Provisions"); and

     WHEREAS, further, under the terms of the Reorganization Agreement, the equity holders of Ground Effects will either (i) exchange all Ground Effects Common Shares for a new class of stock of ACT Sub (the "Class A Exchangeable Shares") or (ii) exchange all shares of Ground Effects' Class B stock for a new class of stock of ACT Sub (the "Class B Exchangeable Shares", and together with the Class A Exchangeable Shares, the "Exchangeable Shares") both of which will entitle the holders thereof to dividends and other rights equivalent to those of the common stockholders of the Corporation, and through a voting trust, the right to vote at meetings of the Corporation's common stockholders as set forth in the Voting and Exchange Trust Agreement (the "Voting and Exchange Trust Agreement") to be entered into among the Corporation, ACT Sub, Drummer, Morstar, Scozul and Montreal Trust Company of Canada (the "Trustee"); and

     WHEREAS,  pursuant to the terms of the Voting and Exchange Trust Agreement,
it  is  contemplated   that  the  Corporation   will  issue  one  share  of  the
Corporation's Class B Special Voting Preferred Stock to the Trustee; and

     WHEREAS, the holders of the Exchangeable Shares will be entitled to require ACT Sub to exchange such Exchangeable Shares for an equivalent number of shares of the Corporation's common stock, par value $.001 (the "Corporation's Common Stock"), and on the seventh anniversary of the consummation of the
Reorganization   Agreement,   there  shall  be  an  automatic  exchange  of  all
then-outstanding Exchangeable Shares for an equivalent number of the Corporation's Common Stock; and

     WHEREAS, it is proposed that the Corporation enter into a certain support agreement with ACT Sub, pursuant to which the Corporation covenants, among other things, that holders of the Exchangeable Shares will be entitled to all dividends paid on the Corporation's Common Stock and that it will take all action necessary to enable the exchange of Exchangeable Shares for the Corporation's Common Stock (the "Support Agreement"); and

     WHEREAS, it is proposed that the Corporation enter into a certain call agreement with ACT Sub, Drummer, Morstar, Scozul and Scott, pursuant to which the holders of the Exchangeable Shares grant to the Corporation certain call rights with respect to the Exchangeable Shares (the "Call Agreement"); and

     WHEREAS, it is proposed that the Corporation enter into a certain shareholders agreement with ACT Sub, Scozul, Scott and Ground Effects, pursuant to which Scott is granted a right to put his shares in Ground Effects to ACT Sub and the parties agree to the terms and conditions for the disposal of Scozul's and Scott's shares in Ground Effects (the "Shareholders Agreement"); and

     WHEREAS, following the consummation of the Acquisition, it is proposed that the Corporation continue Ground Effect's employment relationship with Scott; and

     WHEREAS, each member of the Board of Directors has received and had the opportunity to review a recent draft of the Reorganization Agreement, the Share Provisions, the Voting and Exchange Trust Agreement, the Support Agreement, the Call Agreement and the Shareholders Agreement (collectively referred to as the "Transaction Agreements"); and

     WHEREAS, the Board of Directors deems it to be in the best interest of the shareholders of the Corporation to (i) enter into the Transaction Agreements and to consummate the transactions contemplated thereby, (ii) authorize the issuance of and designate one share of the Corporation's Preferred Stock, par value $10.00 (the "Corporation's Preferred Stock"), as the Class B Special Voting Preferred Stock, (iii) continue Ground Effect's employment relationship with Scott, and (iv) authorize the reservation and registration of shares of the Corporation's Common Stock to be issued on the exercise of the Exchangeable Shares.

                                 The Acquisition

     NOW, THEREFORE, BE IT RESOLVED, that the form of the Transaction Agreements and all related schedules, agreements and other instruments contemplated thereby and the transactions contemplated therein are approved, and that the Chief Executive Officer, the President and Chief Operating Officer, the Vice

President, Treasurer and Chief Financial Officer, any Vice President and the Secretary of the Corporation or any of them acting alone (the "Authorized Officers") are authorized and directed to execute and deliver, for and on behalf of the Corporation, the Transaction Agreements, with such modifications as any Authorized Officer shall deem necessary or appropriate and proper to carry out the intent expressed in this resolution; and

     FURTHER RESOLVED, that the continuation of Ground Effects' employment relationship with Scott is approved, and that any Authorized Officer is authorized and directed to take all necessary and advisable steps to enter into an employment contract with Scott on the terms and conditions as such Authorized Officer shall deem necessary or appropriate and in the best interests of the Corporation; and

     FURTHER RESOLVED, that of the 5,000,000 shares of the Corporation's Preferred Stock, the Corporation shall be authorized to issue one share which is hereby designated as the Corporation's Class B Special Voting Preferred Stock (the "Class B Special Preferred Stock"), with the rights and preferences set forth in the Certificate of Designation attached hereto as Schedule A (the "Certificate of Designation"); and

     FURTHER RESOLVED, that the form of the Certificate of Designation and all transactions contemplated by the Certificate of Designation are approved, and that any Authorized Officer is authorized and directed to execute and to file with the Missouri Secretary of State's Office, for and on behalf of the Corporation, the Certificate of Designation, substantially in the form presented to the Board of Directors with such modifications as any Authorized Officer shall deem necessary or appropriate and proper to carry out the intent expressed in the foregoing resolutions; and

     FURTHER RESOLVED, that the issuance of the Class B Special Preferred Stock to the Trustee to be held in accordance with the terms of the Voting and Exchange Trust Agreement is approved; and

     FURTHER RESOLVED, that the form of stock certificate attached hereto as Schedule B (the "Class B Special Preferred Stock Certificate") is approved as the certificate evidencing ownership of the Corporation's Class B Special Preferred Stock, $10.00 par value, and that any Authorized Officer is authorized and directed to execute and deliver, for and on behalf of the Corporation, the Class B Special Preferred Stock Certificate to the Trustee in accordance with the terms of the Voting and Exchange Trust Agreement; and

                             Registration Statement

     FURTHER RESOLVED, that 1,105,708 shares of the Corporation's Common Stock (the "Reserved Shares") shall be reserved at all times for issuance on the exercise of the Exchangeable Shares; and

     FURTHER RESOLVED, that the registration by the Corporation of the Reserved Shares under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act") is approved, and that any Authorized

Officer is authorized and directed to take all necessary and advisable steps to effect such Registration; and

     FURTHER RESOLVED, that the Reserved Shares issued by the Corporation upon the exercise of Exchangeable Shares shall be validly issued, fully paid and nonassessable upon the delivery thereof; and

     FURTHER RESOLVED, that any Authorized Officer is authorized and directed to
(i) prepare a registration statement on Form S-3 (including the prospectus, exhibits and other documents related thereto) covering the registration of the Reserved Shares (the "Registration Statement") which shall be presented to the Board of Directors for approval; and (ii) upon approval of the Registration Statement by the Board of Directors, procure all other necessary signatures and to file with the Securities and Exchange Commission (the "Commission"), the Registration Statement; and

     FURTHER RESOLVED, that upon approval of the Registration Statement by the Board of Directors, the Board of Directors and any Authorized Officer are authorized and directed, for and on behalf of the Corporation, to (i) cause to be prepared and executed any and all amendments and supplements (including, but not limited to, post-effective amendments) to the Registration Statement as they may deem necessary or appropriate and proper, (ii) cause such amendments or supplements when duly executed to be filed with the Commission, and (iii) do such other acts or things and execute such other documents as they may deem necessary or appropriate and proper to cause the Registration Statement, as amended or supplemented, to comply with, and become effective under, the 1933 Act at the earliest practicable time and to otherwise effect and carry out the transactions contemplated by the Reorganization Agreement; and

     FURTHER RESOLVED, that Richard J. Sullivan is appointed agent of the Corporation for service of process and to receive notices and communications in connection with the Registration Statement, with all the power incident to such appointment, including the powers set forth in Rule 478 of the General Rules and Regulations of the Commission under the 1933 Act; and

     FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be registered or qualified (or exempt from registration or qualification) for sale in various states within the United States and foreign countries or provinces outside the United States; that any Authorized Officer is authorized and directed, for and on behalf of the Corporation, to take any and all action which any Authorized Officer may deem necessary or appropriate and proper in order to effect the registration, qualification or exemption from registration of all or any part of the Reserved Shares for offer, sale or trade under the "Blue Sky" or securities laws of any states or other jurisdiction of the United States or any foreign country or province or other jurisdiction outside the United States, and to prepare, execute, certify, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and all other documents or instruments which may be required under such laws, and to take any and all such further action as any Authorized Officer may deem necessary or appropriate and proper in order to maintain such registration, qualification or exemption for so long as any Authorized Officer shall deem necessary or as required by law; and that the

Board of Directors hereby adopts the form of any and all resolutions required by any such state or other jurisdiction to be filed in connection with any such application, report, consent to service of process, appointment of attorneys to receive service of process or other document or instrument if (i) in the opinion of the Authorized Officer, the adoption of such resolution is necessary or appropriate and proper and (ii) the Secretary of the Corporation evidences such adoption by filing with this Consent copies of such resolutions, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in this Consent as part of this resolution with the same force and effect as if presented in the terms to this Board of Directors; and

     FURTHER RESOLVED, that any Authorized Officer is authorized and directed, for and on behalf of the Corporation, to execute and deliver all applications and documents in such form as may be approved by the Authorized Officer, and to take all other action, required by the either the Nasdaq National Market System or the Nasdaq Small-Cap Market System, as the case may be, to include the Reserved Shares on either the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, including payment of fees associated with such inclusion; and

     FURTHER RESOLVED, that any Authorized Officer is authorized and directed, for and on behalf of the Corporation, to file with Florida Atlantic Stock Transfer, Inc., the Corporation's Transfer Agent, all written directions with respect to the original issue of the Reserved Shares, and any other documents required by said Transfer Agent with respect to the transactions contemplated by these resolutions with respect to the Corporation's Common Stock to be issued; and

                                     General

     FURTHER RESOLVED, that any Authorized Officer of the Corporation is authorized and directed to take or cause to be taken all such further action and to execute and deliver all such further documents, certificates and instruments, for and on behalf of the Corporation, as any such officer shall deem necessary or appropriate and proper to carry out the intent expressed in the foregoing resolutions.

     IN WITNESS WHEREOF, each of the undersigned has executed this Consent as of the 30th day of June, 1998.


                                             /S/ RICHARD J. SULLIVAN
                                             -----------------------------------
                                             Richard J. Sullivan



                                             /S/ GARRETT A. SULLIVAN
                                             -----------------------------------
                                             Garrett A. Sullivan



                                             /S/ DANIEL E. PENNI
                                             -----------------------------------
                                             Daniel E. Penni



                                             /S/ ANGELA M. SULLIVAN
                                             -----------------------------------
                                             Angela M. Sullivan



                                             /S/ ARTHUR F. NOTERMAN
                                             -----------------------------------
                                             Arthur F. Noterman


                                             Being all of the directors of said
                                             Corporation

                                   SCHEDULE A

                           CERTIFICATE OF DESIGNATION

                                       OF

                     CLASS B SPECIAL VOTING PREFERRED STOCK

                                       OF

                        APPLIED CELLULAR TECHNOLOGY, INC.

                   (Pursuant to Section 351.180 of The General
                    and Business Corporation Law of Missouri)

               --------------------------------------------------


     Applied Cellular Technology, Inc., a corporation organized and existing under The General and Business Corporation Law of Missouri (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Three of the Corporation's Restated Articles of Incorporation, as amended, the following resolution was adopted by the Board of Directors of the Corporation pursuant to Section 351.180 of The General and Business Corporation Law of Missouri:

     That of the 5,000,000 shares of the Corporation's Preferred Stock (par value $10.00 per share), the Corporation is authorized to issue, one share which is hereby designated as the Corporation's Class B Special Voting Preferred Stock (the "Class B Special Preferred Stock"), with the rights and preferences set forth below.

     1. Dividends.

     The holder of the Class B Special Preferred Stock shall not be entitled to receive any dividends.

     2. Voting Rights.

     Pursuant to the terms of a certain Reorganization Agreement effective as of June 30, 1998 (the "Reorganization Agreement"), among the Corporation, ACT-GFX Canada, Inc., an Ontario corporation and subsidiary of the Corporation ("ACT Sub"), Drummer Enterprises Ltd., an Ontario corporation, Morstar Holdings Ltd., a Manitoba corporation, Scozul Enterprises Ltd., an Ontario corporation, James
D. Scott and Ground Effects Ltd., an Ontario corporation ("Ground Effects"), ACT Sub acquired certain of the issued and outstanding shares in the capital Ground Effects and certain debt owed by Ground Effects, and as a result, Ground Effects became a subsidiary of ACT Sub. The purchase price was satisfied by the issuance of Class A Exchangeable Shares and Class B Exchangeable Shares of ACT Sub (the Class A Exchangeable Shares and the Class B Exchangeable Shares are hereafter collectively referred to as the "Exchangeable Shares"). The Exchangeable Shares entitle the holders thereof to dividends and other rights equivalent to those of the holders of the Corporation's Common Stock, and through a voting trust, the right to vote at meetings of the holders of the Corporation's Common Stock in accordance with the terms of a Voting and Exchange Trust Agreement (the "Voting and Exchange Trust Agreement") entered into among the Corporation, ACT Sub, Drummer, Morstar, Scozul and the Montreal Trust Company of Canada (the "Trustee"). In addition, the Reorganization Agreement contemplates that one share of the Corporation's Class B Special Preferred Stock will be issued to the Trustee under the terms of the Voting and Exchange Trust Agreement.

     Except as otherwise provided by law, the Class B Special Preferred Stock shall have the number of votes equal to the number of outstanding Exchangeable Shares from time to time, which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control with the Corporation, for all corporate purposes. For the purposes herein, "control" (including the correlative terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of that person through the ownership of voting securities, by control or otherwise. In respect of all matters concerning the voting of shares, the holders of the Common Stock and the Class B Special Preferred Stock shall vote as a single class and such voting rights shall be identical in all respects except as otherwise provided herein.

     3. Redemption.

     The share of Class B Special Preferred Stock shall not be redeemable.

     4. Liquidation.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of the share of Class B Special Preferred Stock shall not be entitled to receive any of the assets of the Corporation available for distribution to its stockholders.

     5. Cancellation.

     At such time as there are no Exchangeable Shares outstanding which are not owned by the Corporation or any of its subsidiaries or any person directly or indirectly controlled by or under common control with the Corporation and there are no shares of stock, debt, options or other agreements of ACT Sub which could give rise to the issuance of any Exchangeable Shares of ACT Sub to any person (other than the Corporation or any of its subsidiaries or any person directly or indirectly controlled by or under common control with the Corporation), the Class B Special Preferred Stock will be canceled without any further action by the holder thereof or by the Corporation.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested to by its Assistant Secretary this ____ day of _____________, 1998.



                                                --------------------------------
                                                Garrett A. Sullivan, President


Attest:


-------------------------------------
David A. Loppert, Assistant Secretary

                                   SCHEDULE B

                      [FORM OF PREFERRED STOCK CERTIFICATE]